EXHIBIT 23




             CONSENT OF INDEPENDENT ACCOUNTANTS
             ----------------------------------


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-10119, 333-01195 and 33-57917) and
Form  S-2 (No. 33-56571) of AMERCO of our report dated
June 26, 1998 appearing on page 30 of this Form 10-K.





PRICE WATERHOUSE LLP


Phoenix, Arizona
June 26, 1998